Exhibit 4.18

Execution Version

BOND PURCHASE AGREEMENT

between

THE CONNECTICUT WATER COMPANY

and

A.G. EDWARDS & SONS, INC.

Dated March 2, 2004

$12,500,000
The Connecticut Water Company
Variable Rate Taxable Debenture Bonds
Series 2004

Exhibit 4.18

BOND PURCHASE AGREEMENT

     AGREEMENT, dated March 2, 2004, between The Connecticut Water Company (the “Company”) and A.G. Edwards & Sons, Inc. (the “Underwriter”), with respect to the sale and purchase of the Company’s $12,500,000 Variable Rate Taxable Debenture Bonds, Series 2004 (the “Bonds”) on the terms and subject to the conditions herein set forth:

     1. The Bonds will be a general obligation of the Company. The proceeds of the sale of the Bonds will be used to refund the Company’s $12,050,000 aggregate principal amount of First Mortgage Bonds, Series V (the “Prior Obligations”), the proceeds of which were used to refund and/or redeem prior obligations of the Company which had been issued to finance improvements and additions to the distribution system and water treatment facilities located in several towns and municipalities throughout the Company’s service area.

     The Bonds shall be in all respects as described in, and shall be issued under and pursuant to, a Trust Indenture (the “Indenture”), dated as of March 1, 2004, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). In connection with the execution and delivery of the Indenture, the Company and the Trustee will execute and deliver a Letter of Representation (the “Letter of Representation”) to The Depository Trust Company (“DTC”).

     In this Bond Purchase Agreement, the term “Financing Documents” means the Indenture, the Bonds, the Remarketing Agreement dated as of March 4, 2004 (the “Remarketing Agreement”) between the Company and the Underwriter and the Reimbursement and Credit Agreement dated as of February 1, 2004 (the “Reimbursement Agreement”) between the Company and Citizens Bank of Rhode Island (the “Bank”).

     2. Subject to the terms and conditions and upon the basis of the representations hereinafter set forth, the Company hereby agrees to sell the Bonds to the Underwriter and the Underwriter hereby agrees to purchase the Bonds from the Company at the purchase price of $12,500,000. The Bonds shall be dated their date of delivery, shall mature on January 4, 2029 and shall bear interest at a Weekly Rate as defined and described in the Offering Statement dated March 1, 2004 (the “Offering Statement”) relating to the Bonds. It will be a condition to the Company’s obligation to sell the Bonds to the Underwriter and the obligation of the Underwriter to purchase the Bonds that all Bonds be sold and delivered by the Company and paid for by the Underwriter on the Closing Date, as hereinafter defined.

     3. The date of delivery and payment for the Bonds (the “Closing Date”) will be March 4, 2004 unless not later than the fifth day preceding such date the Company and the Underwriter agree that the Closing Date will be a specified date not later than the thirtieth day subsequent to such date, in which event the Closing Date will be the date so specified. The Bonds shall be available for inspection and packaging at least twenty-four hours before the Closing Date.

     The Company will authorize the Trustee to authenticate and deliver the Bonds to the Underwriter through the facilities of DTC, 55 Water Street, New York, New York, utilizing the FAST System pursuant to which the Trustee will take custody of the Bonds as agent for DTC, at approximately 11:00 A.M., New York City time on the Closing Date, in typewritten form,

Exhibit 4.18

bearing CUSIP numbers, duly executed and authenticated, registered in the name of Cede & Co., as nominee for DTC, against payment therefor by wire transfer or other manner payable in immediately available funds to the Trustee for the account of the Company. The payment for the Bonds to the Company and the delivery thereof to the Underwriter shall be made at the offices of Murtha Cullina LLP, City Place I, 185 Asylum Street, Hartford, Connecticut. The Bonds will be delivered in the form and denominations and shall be otherwise as described in the Indenture.

     4. The Company represents and warrants that:

          (a) The Company has been duly organized and validly exists as a corporation under the laws of the State of Connecticut, having all requisite corporate power to carry on its business as now constituted.

          (b) The execution and delivery by the Company of the Financing Documents and this Bond Purchase Agreement, and all other agreements herein contemplated to be performed by the Company, and the performance of the conditions herein contained and those in each of such instruments to be performed are not in contravention of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under any indenture, mortgage deed of trust or other agreement or instrument to which the Company is a party, or the Certificate of Incorporation and any special acts incorporated by reference therein or Bylaws of the Company, or any order, rule or regulation applicable to the Company of any court or of any federal or State regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute, rule or regulation of any jurisdiction applicable to the Company, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any indenture, agreement or undertaking binding upon it; and, to the extent required by law, the Connecticut Department of Public Utility Control (the “DPUC”) has approved or waived approval of all matters relating to the Company’s participation in the transactions contemplated in the Financing Documents which require such approval or waiver of approval; such approval or waiver of approval remains in full force and effect in the form issued; and, assuming that the Bonds are securities described in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and that the Bank is a wholly-owned subsidiary of Citizens Financial Group, Inc. and does not have a class of securities outstanding registered on a national securities exchange or subject to a registration statement under the Securities Act, no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company’s participation in connection therewith, except as have been obtained.

          (c) Except as disclosed or incorporated by reference in the Offering Statement, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending, or to the knowledge of the Company threatened, wherein an unfavorable decision, ruling or finding would (i) in the opinion of the Company, involve the possibility of any judgment or liability to the extent not covered by insurance which would result in any material adverse change in the business, properties or operations of the Company, (ii) materially adversely affect the transactions contemplated by this Bond Purchase Agreement or (iii) materially adversely affect the validity or enforceability of the Financing Documents or this Bond Purchase Agreement.

Exhibit 4.18

          (d) The Company will not take or omit to take any action which action or omission will in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided in the Financing Documents.

          (e) Except as disclosed or incorporated by reference in the Offering Statement, the Company is not a party to or bound by any contract, agreement or other instrument, or subject to any judgment, order, writ, injunction, decree, rule or regulation which, in the Company’s opinion, materially adversely affects, or in the future may, so far as the Company can now reasonably foresee, materially adversely affect the business, operations, properties, assets or condition, financial or otherwise, of the Company.

          (f) Neither this Bond Purchase Agreement, nor any other document, certificate or written statement furnished to the Underwriter by or on behalf of the Company, when read together with the information disclosed or incorporated by reference in the Offering Statement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading or incomplete.

          (g) The Company will deliver or cause to be delivered all opinions, certificates, letters and other instruments and documents required to be delivered by the Company pursuant to this Bond Purchase Agreement.

          (h) The Financing Documents and this Bond Purchase Agreement, when executed and delivered, will be legal, valid, binding and enforceable obligations of the Company, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

          (i) The Company has authorized and consents to the use of the Offering Statement by the Underwriter. The information with respect to the Company included or incorporated by reference in to the Offering Statement and the descriptions contained therein of the Financing Documents and the Company’s participation in the transactions contemplated thereby, are correct and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, except that the Company makes no representation as to the information contained in Appendices C and D and the Offering Statement or the information contained in the Offering Statement under the captions “THE BONDS — Book Entry Only System,” “THE BANK,” and “UNDERWRITING.”

          (j) There has been no material adverse change in the business, properties, operations or financial condition of the Company from that shown or incorporated by reference in the Offering Statement.

          (k) The Company will use its best efforts to cause the delivery of the Letter of Credit (as hereinafter defined).

          (l) The representations and warranties of the Company contained in Article X of the Indenture are true and correct as of the date hereof.

Exhibit 4.18

          (m) The Company has obtained all approvals required in connection with the execution and delivery of, and performance by the Company of its obligations under, this Bond Purchase Agreement and the Financing Documents.

          (n) Any certificate signed by an officer of the Company and delivered to the Underwriter at the time of the purchase and sale of the Bonds shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein.

          (o) No material event of default or event which, with notice or lapse of time or both, would constitute a material event of default or default under any material agreement or material instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject has occurred and is continuing.

     The Company agrees to indemnify and hold harmless the Underwriter, any member, officer, official, employee or agent of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, as amended (for purposes of this paragraph, collectively the “Indemnified Parties”), to the extent permitted under the applicable law, against any and all losses, claims, damages, liabilities or expenses whatsoever, joint or several, cause by (1) any breach of any representation or warranty made by the Company in this Bond Purchase Agreement or the Financing Documents or (2) any untrue statement or misleading statement or allegedly misleading statement of a material fact contained in the Offering Statement or caused by any omission or alleged omission from the Offering Statement of any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue or misleading statement or omission or allegedly untrue or misleading statement or omission in the information contained under the captions “THE BONDS — Book Entry Only System,” “THE BANK” or “UNDERWRITING” or in Appendices C and D thereto (except to the extent that the information set forth in such section is premised on facts and representations made in writing by the Company).

     An Indemnified Party will, promptly after receiving notice of the commencement of any action against such Indemnified Party in respect of which indemnification may be sought against the Company or the Underwriter, as the case may be (in any case the “Indemnifying Party”), notify the Indemnifying Party in writing of the commencement of the action, enclosing a copy of all papers served, but the omission so to notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party of any liability which it may have to any Indemnified Party otherwise than under this Section. If such action is brought against an Indemnified Party and such Indemnified Party notices the Indemnifying Party of its commencement, the Indemnifying Party may, or if so requested by the Indemnified Party shall, participate in it or assume its defense, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of an election to assume the defense, the Indemnifying Party will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense other than reasonable costs of investigation subsequently incurred by the Indemnified Party in connection with the defense thereof. Until the Indemnifying Party assumes the defense of any such action at the request of the Indemnified Party, the Indemnifying Party may participate at its

Exhibit 4.18

own expense in the defense of the action. If the Indemnifying Party does not employ counsel to have charge of the defense or if any Indemnified Party reasonably concludes that there may be defenses available to it or them which are different from or in addition to those available to the Indemnifying Party or the Indemnified Party and the Indemnifying Parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, reasonable legal and other expenses incurred by such Indemnified Party will be paid by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of such Indemnified Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) approved by the Underwriter in the case of paragraph (a) representing all Indemnified Parties who are parties to such action). Any obligation under this Section 4 of an Indemnifying Party to reimburse an Indemnified Party for expenses includes the obligation to reimburse the Indemnified Party to cover such expenses in reasonable amounts and at reasonable periodic intervals upon receipt by the Indemnifying Party of an invoice for such expenses not more often than monthly as requested by the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld.

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for above is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or Underwriter on grounds of policy or otherwise, the Company and the Underwriter shall contribute to the total losses, claims, damages and liabilities (including reasonable legal or other expenses of investigation or defense) to which they may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion as the proceeds from the sale (i.e., the principal amount of the Bonds) bears to the discount or fee in connection with such sale received by the Underwriter as an underwriting fee, as set forth in Section 8 hereof. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. However, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls the Underwriter within the meaning of Section 15 of the Securities Act will have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of the Securities Act and each officer and each director of the Company will have the same rights to contribution as the Company, subject to the foregoing sentence. Any party entitled to contribution will, promptly after receiving notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made under this paragraph, notify each party from

Exhibit 4.18

whom contribution may be sought, but the omission to notify such party shall not relieve any party from whom contribution may be sought from any other obligation it may have otherwise than pursuant to this paragraph.

     5. The Company’s obligations hereunder, except those contained in Sections 4 and 8, will be conditioned upon the approval by the DPUC of the issuance of the Bonds, and the transactions of the Company contemplated by the Financing Documents; the purchase of and payment for the Bonds in accordance herewith on the Closing Date; and the performance of the obligations of the Underwriter not dependant on the performance of the Company.

     6. The Underwriter’s obligations hereunder to purchase and pay for the Bonds will be subject to (i) the approval by the DPUC of the issuance of the Bonds and the transactions of the Company contemplated by the Financing Documents, (ii) the performance by the Company of its obligations to be performed hereunder at or prior to the Closing Date, (iii) the continued accuracy in all material respects of the representations and warranties of the Company contained herein and in the Indenture as of the date hereof and as of the Closing Date, and (v) in the reasonable judgment of the Underwriter, the following conditions:

          (a) after the date hereof, no litigation may be threatened or pending in any court (i) seeking to restrain or enjoin the issuance or delivery of the Bonds or the payment, collection or application of the proceeds thereof or moneys and securities pledged or to be pledged under the Indenture or the Reimbursement Agreement, or (ii) in any way questioning or affecting the validity of the Bonds or any provisions of the Financing Documents or this Bond Purchase Agreement, or (iii) questioning the Company’s power to enter into and perform the Financing Documents or this Bond Purchase Agreement;

          (b) No stop order, ruling, regulation or official statement by, or on behalf of, the Securities and Exchange Commission may have been issued or made after the date hereof to the effect that the issuance, offering or sale of obligations of the general character of the Bonds, or the Bonds, as contemplated hereby or by the Offering Statement, is in violation or would be in violation unless registered or otherwise qualified under any provisions of the Securities Act of 1933, as amended and as then in effect, or the Trust Indenture Act of 1939, as amended and as then in effect;

          (c) After the date hereof, no legislation may have been introduced in or enacted by the House of Representatives or the Senate or the Congress of the United States of America, nor shall a decision by a court of the United States of America have been rendered, or a ruling, regulation or official statement by or on behalf of the Securities and Exchange Commission or other governmental agency having jurisdiction of the subject matter have been made or proposed to the effect that obligations of the general character of the Bonds, or the Bonds, are not exempt from registration, qualification or other requirements of the Securities Act of 1933, as amended and as then in effect, or of the Securities Act of 1934, as amended and then in effect, or of the Trust Indenture Act of 1939, as amended and as then in effect;

          (d) (i) No event shall have occurred after the date hereof, which, in the opinion of the Underwriter, makes untrue, incorrect or inaccurate, in any material respect, any statement or information contained or incorporated by reference in the Offering Statement

Exhibit 4.18

(including the Appendices thereto), or which is not reflected in the Offering Statement but should be reflected therein for the purpose for which the Offering Statement is to be used in order to make the statements and information contained therein in light of the circumstances under which they were made not misleading in any material respect, (ii) and there shall be no material adverse change (not in the ordinary course of business) in the condition of the Company from that set forth in or incorporated by reference in the Offering Statement;

          (e) In the judgment of the Underwriter, the market price of the Bonds, or the market price generally of obligations of the general character of the Bonds, shall not have been adversely affected because: (a) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange; (b) the New York Stock Exchange, Inc. or other national securities exchange, or any governmental authority, shall impose, as to the Bonds or similar obligations, any material restrictions not now in force, or increase materially those now in force, with respect to the extension of credit by, or the charge to the net capital requirements of, underwriters; (c) a general banking moratorium shall have been established by federal, New York or Connecticut authorities; or (d) a war involving the United States of America shall have been declared, or any other national calamity shall have occurred, or any conflict involving the armed forces of the United States of America has escalated to such a magnitude as to materially adversely affect the Underwriter’s ability to market the Bonds;

          (f) All matters relating to this Bond Purchase Agreement, the Bonds and the sale thereof, the Financing Documents and the consummation of the transactions contemplated by this Bond Purchase Agreement must be approved by the Underwriter but such approval may not be unreasonably withheld; and

          (g) At or prior to the Closing Date the Underwriter must have received the following documents:

               (1) Certified copies of the Financing Documents and the Letter of Credit;

               (2) The legal opinions of the following, dated the Closing Date, in the form and substance satisfactory to Bond Counsel and the Underwriter:

                    (A) Murtha Cullina LLP, counsel to the Company, substantially in form and substance satisfactory to the Underwriter and the Bank.

                    (B) Day Berry & Howard LLP, counsel to the Trustee, substantially in form and substance, satisfactory to the Underwriter and the Bank.

                    (C) Opinion of the counsel to the Bank, as described herein below.

The respective forms of such opinions above are subject, in each case, only to such changes therein as counsel to the Underwriter approve;

Exhibit 4.18

               (3) the legal opinion of Palmer & Dodge LLP, counsel to the Underwriter, addressed to the Underwriter in the form and substance satisfactory to the Underwriter;

               (4) A certificate of the Chairman, President and Chief Executive Officer, Vice President-Chief Financial Officer, Treasurer, any Vice President, Assistant Treasurer or Secretary of the Company, dated the Closing Date, as to the due incorporation, valid existence of the Company under the laws of the State of Connecticut, and the due authorization, execution and delivery by the Company of this Bond Purchase Agreement and the Financing Documents and annexing resolutions of the Board of Directors or Executive Committee or both with respect to such authorizations;

               (5) A certificate of the Chairman, President and Chief Executive Officer, Vice President-Chief Financial Officer, Treasurer, any Vice President, Assistant Treasurer or Secretary of the Company, dated the Closing Date, certifying that (i) there is no action or proceeding pending, or to its best knowledge threatened, looking toward the dissolution or liquidation of the Company and there is no action or proceeding pending, or to its best knowledge threatened, by or against the Company affecting the validity and enforceability of the terms of the Financing Documents or this Bond Purchase Agreement; and (ii) the representations and warranties of the Company contained herein are true, complete and correct as of the Closing Date, with the same effect as if those representations and warranties had been made on and as of such date;

               (6) A certificate, satisfactory in form and substance to the Underwriter, of one or more duly authorized officers of the Trustee, dated the Closing Date, as to the due acceptance of the Indenture by the Trustee and the due authentication and delivery of the Bonds by the Trustee thereunder;

               (7) Letters from Standard & Poor’s Ratings Service, the rating agency, indicating that the rating for the Bonds is no less than “AA+” (Long-Term) and “A-1+” (Short-Term);

               (8) Evidence, in form and substance satisfactory to the Underwriter, that the Bank has delivered the Letter of Credit (the “Letter of Credit”) issued pursuant to the Reimbursement Agreement, as more fully described in the Offering Statement;

               (9) A certificate of the Bank stating that the information concerning the Bank as set forth in the Offering Statement in “Appendix D” thereto is accurate;

               (10) An opinion of counsel to the Bank, dated the date of the Closing and addressed to the Company and the Underwriter, to the effect that: (i) the Bank is a banking corporation duly incorporated and validly existing under the laws of the State of Rhode Island; and (ii) the Reimbursement Agreement and the Letter of Credit have been duly authorized, executed and delivered and each is a valid and binding obligation of the Bank, enforceable in accordance with its terms, except that the enforcement thereof may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws affecting creditors’ rights generally and general principles of equity; and (iii) the information in

Exhibit 4.18

the Offering Statement under the heading “THE LETTER OF CREDIT” (but not including the information contained in Appendix D referenced in such section) are accurate statements or summaries of the substantive provisions of the Reimbursement Agreement and the Letter of Credit and fairly present the information purported to be shown therein.

               (11) A copy of the order of the DPUC approving the issuance of the Bonds and the transactions of the Company contemplated by the Financing Documents;

               (12) A certificate satisfactory to the trustee for the Prior Obligations with respect to moneys deposited with the trustee for the Prior Obligations being sufficient to pay the Prior Obligations.

               (13) Such additional certificates, instruments or other documents as the Underwriter may reasonably require to evidence the accuracy, as of the Closing Date, of the representations and warranties herein contained, and the due performance and satisfaction by the Company at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by any one or all of them in connection with this Bond Purchase Agreement or the Financing Documents.

     In addition:

     Except as provided in Paragraphs 4 and 8 hereof, if the Company shall fail or be unable to satisfy the conditions of their obligations contained in this Bond Purchase Agreement, or if the Underwriter’s obligations hereunder shall be terminated for any reason permitted by this Bond Purchase Agreement, this Bond Purchase Agreement shall terminate and neither the Underwriter nor the Company shall be under any further obligation hereunder.

     7. The Company agrees that all representations, warranties and covenants made by it herein, and in certificates or other instruments delivered pursuant hereto or in connection herewith, shall be deemed to have been relied upon by the Underwriter notwithstanding any investigation heretofore or hereafter made by the Underwriter on its behalf, and that all representations, warranties and covenants made by the Company herein and therein and all of the Underwriter’s rights hereunder and thereunder shall survive the delivery of the Bonds.

     8. The Company shall pay any expenses incident to the performance of its obligations hereunder including but not limited to (a) the cost of the preparation and printing (for distribution on or prior to the date hereof) of the Financing Documents and the Offering Statement (in such numbers as the Company and the Underwriter shall mutually agree upon), and this Bond Purchase Agreement; (b) the cost of the preparation and printing of the Bonds; and (c) any fee to the rating agencies.

     The Underwriter shall pay (a) the cost of the preparation and printing of the Blue Sky Survey, if any (b) all advertising expenses in connection with the public offering of the Bonds; (c) the fees and disbursements of Palmer & Dodge LLP, counsel to the Underwriter; and (d) all other expenses incurred by the Underwriter in connection with their public offering and distribution of the Bonds, including the fees and disbursements of all attorneys, experts and consultants retained by them.

Exhibit 4.18

     On or prior to the Closing Date, the Company shall pay the fees and disbursements of the Underwriter in the aggregate amount of $125,000.

     9. All communications hereunder shall be in writing and, unless otherwise directed in writing, shall be addressed as follows: if to the Company at 93 West Main Street, Clinton, Connecticut 06413, Attention: Vice President—Chief Financial Officer and Treasurer; if to the Underwriter at One North Jefferson, Building D, 7th Floor, St. Louis, Missouri, 63103, Attention: Short-Term Municipal Desk.

     10. This Agreement shall be construed and enforceable in accordance with the laws of the State of Connecticut.

     11. All terms used but not defined herein shall have the meanings set forth in the Offering Statement.

     12. This Bond Purchase Agreement may be executed in any number of counterparts, each of which, when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same Bond Purchase Agreement.

     13. In case any one or more of the provisions contained in this Bond Purchase Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Bond Purchase Agreement, but this Bond Purchase Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

Exhibit 4.18

     14. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Underwriter and the Company. This Agreement may be signed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

THE CONNECTICUT WATER COMPANY

By:	/s/ David C. Benoit

Name: David C. Benoit
Title: Vice President & CFO

A.G. EDWARDS & SONS, INC.

By:	/s/ Craig A. Hrinkevich

Name: Craig A. Hrinkevich
Title: Managing Director and Manager